                         EXHIBIT 23 (j) CONSENT OF PRICEWATERHOUSECOOPERS LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 19, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report of the AEGON/Transamerica Series Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Certified Public Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Tampa, Florida
April 28, 2004